SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1954

        Date of Report:  (Date of earliest event reported):
         August 4, 1995  (July 20, 1995)




               EXCALIBUR TECHNOLOGIES CORPORATION
               (Exact name of issuer as specified
                         in its charter)

           Delaware                 0-9747          85-0278207
(State or other jurisdiction of   (Commission    (I.R.S. Employer
incorporation or organization)    File Number)   Identification No.)



 9255 Towne Centre Drive, 9th Floor, San Diego, California 92121
(Address of principle executive offices)               (Zip Code)


       Registrant's telephone number, including area code:
                          619-625-7900

                   CURRENT REPORT ON FORM 8-K

               Excalibur Technologies Corporation



Item 2.  Acquisition or Disposition of Assets.



     On July 20, 1995 Excalibur Technologies Corporation

("Excalibur") completed its acquisition of all of the outstanding shares of stock and options to acquire shares of ConQuest

Software, Inc. ("ConQuest"), a private company located in

Columbia, Maryland engaged in the business of providing natural language text management software tools.  Excalibur will issue approximately 1,427,000 restricted shares of Excalibur common stock, and options to acquire approximately 576,000 restricted shares of Excalibur common stock to the former ConQuest

shareholders and optionholders.  ConQuest provides real-time profiling and retrieval engines, full Boolean, statistical and heuristic search technologies with natural language based query functionality in a scaleable distributed software architecture,

semantic network knowledge bases, and a complete set of

application development tools to publishers, vendors and

information end-users.  During the year ended December 31, 1994

ConQuest generated approximately $1.8 million in revenue, and had expenses of approximately $4.4 million.  For the four months ended April 30, 1995 ConQuest had approximately $978,000 in

revenue and $1,278,000 in expenses.

Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits.



(a)(b)    Financial Statements and Pro-Forma Financial Information

It is impracticable for Excalibur to provide the required financial statements for ConQuest and the pro-forma financial information for the combined entity at this time; the foregoing financial statements and pro-forma financial information will be filed pursuant to an amendment to this Form 8-K which will be filed on or prior to October 3, 1995.



(c)  Exhibits.

          2.01 Agreement and Plan of Merger Between Excalibur Technologies Corporation, Excalibur Acquisition Corp. and Conquest Software, Inc. Dated as of July 5, 1995.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           EXCALIBUR TECHNOLOGIES CORPORATION


August 4, 1995             By: /s/J.M. Kennedy
                              J.M. Kennedy
                              Chief Executive Officer,
                              and Treasurer